SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 8, 2002

UACSC 2002-A OWNER TRUST
(Exact name of registrant as specified in its charter)

Delaware	333-42046-04	35-1937340
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)
UAC Securitization
Corporation
9240 Bonita Beach Road, Suite 1109-A
Bonita Springs, Florida 34135
(address of principal executive offices/zip code)
UAC Securitization Corporation

Registrant's telephone number including area code (941) 948-1850

               The Registrant (the UACSC 2002-A Owner Trust, or the “Trust”) is an automobile receivable securitization trust formed pursuant to a Trust and Servicing Agreement dated as of March 1, 2002 among UAC Securitization Corporation, as “Seller,” Union Acceptance Corporation, as “Servicer,” and First Union Trust Company, National Association, as “Owner Trustee” (the “Agreement”). The Registrant is filing this Form 8-K and plans to file similar current reports monthly in lieu of reports on Form 10-Q and compliance with certain other requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, which are otherwise applicable to the Trust, on the basis of the SEC staff position described in numerous no-action letters applicable to securities such as those issued pursuant to the Agreement. See, e.g., Prime Credit Card Master Trust (pub. available October 16, 1992), Private Label Credit Card Master Trust (pub. available May 20, 1992), Sears Receivable Financing Group, Inc. (pub. available March 31, 1992), Discover Financing Group, Incorporated, Discover Card Trust 1991-E (pub. available February 13, 1992), Bank One Auto Trust 1995-A (pub. available August 16, 1995) and Volkswagen Credit Auto Master Trust (pub. available May 9, 1997).

Item 5.    Other Events.

               Union Acceptance Corporation, as Servicer of the Trust, hereby files the March 31, 2002 monthly Servicer’s Report with respect to the Trust as Exhibit 99.

Item 7.    Financial Statements and Exhibits.

                Exhibit 99 -- March 31, 2002 Monthly Servicer's Report to the Trust.

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized as Servicer of the UACSC 2002-A Owner Trust, for and on behalf of UACSC 2002-A Owner Trust.

UACSC 2002-A Owner Trust
By: Union Acceptance Corporation,
as Servicer

Date: April 19, 2002	/s/ Ashley Vukovits
Ashley Vukovits
Vice President of Finance/Controller

EXHIBIT INDEX

No.       Description

99         UACSC 2002-A Owner Trust Monthly Servicer's Report for March 31, 2002